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                                                                    EXHIBIT 99.5
                                     PROXY
                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.
                              3811 Frederica Road
                        St. Simons Island, Georgia 31522
                           Telephone: (912) 634-1270

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF GOLDEN ISLES FINANCIAL HOLDINGS, INC.

  The undersigned hereby appoints J. THOMAS WHELCHEL and MICHAEL D. HODGES, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Golden Isles Financial Holdings, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders of Golden Isles Financial Holdings, Inc. (the "Meeting") to be held on _______________, 2001, or any adjournment or postponement thereof, on the following matters:

     1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER BETWEEN GOLDEN ISLES FINANCIAL HOLDINGS, INC. AND ABC BANCORP PROVIDING FOR THE MERGER OF GOLDEN ISLES FINANCIAL HOLDINGS, INC. WITH AND INTO ABC BANCORP.

          FOR ___________   AGAINST ___________   ABSTAIN _______

     2. In their discretion upon such other business as may properly come before the Meeting.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1.
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  Please sign exactly as name appears on stock certificate(s).  If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
       ----------------    -----------------------------------------------
                                            (Signature)


                           -----------------------------------------------
                                     (Signature if held jointly)

                          Your vote is important. Please mark, sign, date and return this Proxy promptly, using the enclosed envelope.